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                                                                    EXHIBIT 10.1

                            IRREVOCABLE INSTRUCTIONS

These joint Irrevocable Instructions are granted on this 3rd day of October 2002 in Milan.

                                       BY:

(1) IMPCO Technologies Inc, a company incorporated and existing under the laws of State of Delaware U.S.A. with registered offices at 16804, Gridley Place, Cerritos, Ca., U.S.A., represented by its director and attorney-in-fact, Mr. Terence K. Clapp (hereinafter referred to as "Impco"); and

(2) Mr. Mariano Costamagna, born in Narzole, on 15 March 1951, and domiciled at Cherasco, Via La Morra, 2, married, in a separation of assets regime;

(3) Mr. Pier Antonio Costamagna, born in Narzole, on 22 July 1952, and domiciled at Cherasco, Via La Morra, 2, married, in a separation of assets regime;

(4) Mrs. Bruna Giachino, born in Cherasco, on 4 November 1956, domiciled at Cherasco, Via La Morra, 2, married in a separation of assets regime;

(5) Mrs. Carla Borgogno, born in La Morra, on 16 March 1957, domiciled at Cherasco, Via La Morra, 2, married in a separation of assets regime (Messrs. Mariano and Pier Antonio Costamagna, Bruna Giachino and Carla Borgogno are hereinafter jointly referred to as the "Sellers").

(Impco and the Sellers hereinafter individually referred to as one "Party", collectively referred to as the "Parties").

                                       TO

(6) Cititrust S.p.A., a fiduciary company incorporated and operating pursuant to the laws of Italy, with registered offices in Milan, Foro Buonaparte, 16 (hereinafter referred to as the "Fiduciary Company").

                                    WHEREAS:

(A) On even date herewith the Parties have entered into the Option Agreement attached hereto as Annex A.

(B) Pursuant to the Option Agreement referred to above, the Parties have agreed to grant to the Fiduciary Company a joint and irrevocable mandate to act as registered holder of a participation in the capital stock of B.R.C. Society a Responsabilita Limitata, with registered offices at Cherasco, via La Morra 1. registered with the Court of Alba under the no. 02811070040 (hereinafter referred to as the "Parent") and as escrow agent in relation to certain other documents, with a view to facilitating the completion of the transaction envisaged by the Option Agreement.

(C) By this document the Parties intend to implement their agreements pursuant to the Option Agreement.

NOW, THEREFORE, the Parties hereby grant to the Fiduciary Company the following joint and Irrevocable Instructions.

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1.     DEFINITIONS

       Terms defined in the Option Agreement and/or in any other agreement attached thereto shall have the same meaning when used herein.

2.     ACTIONS PERFORMED UPON GRANTING OF THE OPTION

2.1 Concurrently with the signing of these Irrevocable Instructions and of the Option Agreement the following actions have been implemented:

       2.1.1 The Parties have signed and delivered to the Fiduciary Company the Fiduciary Terms.

       2.1.2 The Sellers have implemented all formalities required in accordance with Italian Law to register the Quota in the name of the Fiduciary Company without transfer of ownership pursuant to the law no. 1966 of 12 November 1939, and as a result thereof the Sellers are now the beneficiary holders ("fiducland") and the Fiduciary Company is the registered holder ("fiduciaria") of the Quota.

       2.1.3 The Sellers have signed and delivered to the Fiduciary Company, as escrow holder, a copy of each of the Contracts.

       2.1.4 Impco has paid to the Sellers the first tranche of the Option Price pursuant to Section 3.1.1 of the Option Agreement.

       2.1.5 The Sellers have signed and delivered to the Fiduciary Company, as escrow holder, a copy of the Lock-Up Agreement.

2.2 The Parties hereby acknowledge and agree that the foregoing activities have been implemented in full accordance with the relevant provisions of the Option Agreement.

3.     IRREVOCABLE INSTRUCTIONS IN RELATION TO REGISTRATION OF THE QUOTA

3.1 The Fiduciary Company is hereby jointly and irrevocably instructed by the Parties to act as registered holder of the Quota in the interest of all the Parties and in accordance with the terms and conditions set out below.

3.2 During the period from the date hereof to 31 January 2003 (or, if earlier, to the Execution Date), save as otherwise provided herein, the Fiduciary Company will be the registered holder of the Quota and will exercise the rights pertaining thereto, including, without limitation, the voting rights and the right to collect dividends, in accordance with the instructions received from the Sellers, except that, save as otherwise expressly provided below, the Fiduciary Company shall not abide by any instruction of the Sellers aimed at disposing of the Quota or of rights in or to the Quota in any manner whatsoever, including, without limitation, transfer of the Quota or of any rights pertaining thereto to the Sellers or to third parties, contribution in kind of the Quota to any other company, granting of a pledge or usufruct on the Quota or on any right pertaining thereto in favor of the Sellers or of third parties, voting in the shareholders meeting of the Parent in favor of a merger or de-merger of the Parent.

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3.3    During the period from the Execution Date to 30 September 2003 (or, if earlier, the date of payment of the Deferred Portion of the Purchase Price), save as otherwise provided herein, the Fiduciary Company will be the registered holder of the Quota and will exercise the rights pertaining thereto, including, without limitation, the voting rights and the right to collect dividends, in accordance with the instructions received from Impco, except that, save as otherwise expressly provided below, the Fiduciary Company shall not abide by any instruction of Impco aimed at disposing of the Quota or of rights in or to the Quota in any manner whatsoever, including, without limitation, transfer of the quota or of any rights pertaining thereto to subsidiaries of Impco or to third parties, contribution in kind of the Quota to any other company, granting of a pledge or usufruct on the Quota or on any right pertaining thereto in favor of subsidiaries of Impco or of third parties.

4. IRREVOCABLE INSTRUCTIONS IN RELATION TO THE PAYMENT OF THE SECOND TRANCHE OF THE OPTION PRICE

4.1 On or before 28 November 2002 Impco shall deliver to the Fiduciary Company the Impco Shares duly recorded in the name of the Sellers. Upon receipt of such Impco Shares the Fiduciary Company shall:

       4.1.1 Give written notice thereof to the Sellers, in accordance with Annex 4.1.1.

       4.1.2 Accept the instructions of the Sellers as to the disposition of all the Impco Shares other than the Lock-Up Impco Shares.

       4.1.3 Hold in escrow the Lock-Up Impco Shares and not permit any act of disposition on them, including, without limitation, any of the actions listed in Section 3.2 above, other than upon joint instructions of Impco and the Sellers, until the following dates (the "Lock-Up Release Dates"), save as provided in Sections 5.2 and 7.3:

               (a)  As to 277,690 of the Lock-Up Impco Shares until 1 August
                    2004.

               (b) As to 460,600 of the Lock-Up Impco Shares until 1 February 2005.

               (c)  As to 460,600 of the Lock-Up Impco Shares until 1 August
                    2005.

               (d) As to the remaining 463,928 Lock-Up Impco Shares until 1 February 2006.

4.2 Commencing from each of the Lock-Up Release Dates the Fiduciary Company shall accept the instructions of the Sellers as to the disposition of the relevant number of the Lock-Up Impco Shares.

4.3 In the event that on 28 November 2002 the Fiduciary Company has not received from Impco the Impco Shares duly recorded in the name of the Sellers, the Fiduciary Company shall register the Quota in the name of the Sellers or as otherwise directed by them and shall deliver to the Sellers the signed copies of the Contracts and of the Lock-Up Agreement deposited in escrow with the Fiduciary Company pursuant to Section 2.1 above, whereupon these Irrevocable Instructions and the Fiduciary Company Terms shall be terminated and of no further effect whatsoever.

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4.4    Notwithstanding the provisions of Section 4.1 above:

       4.4.1 The Fiduciary Company shall be authorised to accept instruction of the Sellers to transfer the Lock-Up Impco Shares (i) in case of death, by way of either testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of IMPCO. For purposes hereof "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

       4.4.2 The Fiduciary Company, as escrow holder of the Lock-Up Impco Shares, shall do whatever necessary in accordance with applicable laws to enable the Sellers to exercise their rights in and to the Lock-Up Impco Shares, including, without limitation, the voting rights, the rights to collect dividends and the pre-emption rights in relation to capital increases of Impco, other than the right to dispose of the Lock-Up Impco Shares in any manner whatsoever (except as described in Section 4.4.1 above).

5.     IRREVOCABLE INSTRUCTIONS IN RELATION TO THE EXERCISE OF THE OPTION BY
       IMPCO

5.1 Pursuant to the Option Agreement the option to enter into the Sale And Purchase Agreement may be exercised by Impco by giving written notice to such effect to the Sellers and the Fiduciary Company, during the Option Period. Upon receipt of the notice of exercise Impco and the Sellers shall agree on the Execution Date, which, save as otherwise agreed between the Parties, will not be a date later than 31 January 2003, and Impco shall communicate in writing to the Fiduciary Company the date so agreed.

5.2 In the event that no notice of exercise of the option pursuant to the Option Agreement is received by the Fiduciary Company during the Option Period, these Irrevocable Instructions shall be deemed terminated on the date immediately following the last day of the Option Period and the Fiduciary Company shall accept the instructions of the Sellers in relation to the Quota and the Lock-Up Impco Shares.

6.     IRREVOCABLE INSTRUCTIONS IN RELATION TO THE EXECUTION DATE

6.1 In case of exercise of the option by Impco, on the Execution Date the Fiduciary Company shall verify the occurrence of the following events:

       6.1.1 Receipt by the Fiduciary Company from each Party, on behalf of the other Party, of a signed copy of: (i) the Sale And Purchase Agreement in the form attached hereto as Annex 6.1.1(i); (ii) the Shareholders Agreement in the form attached hereto as Annex 6.1.1(ii); (iii) the Pledge Agreement in the form attached hereto as Annex 6.1.1(iii).

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       6.1.2   Receipt by the Fiduciary Company, on behalf of the Sellers, of the portion of the Purchase Price payable by Impco on the Execution Date pursuant to the Sale And Purchase Agreement (i.e. USD 4,050,000 and Euro 1,250,000.00).

       6.1.3 Receipt by the Fiduciary Company from the Sellers, on behalf of Impco, of Minutes of the Quotaholders meeting of the Parent, signed in original by the Chairman and the Secretary of the Meeting, in the form attached hereto as Annex 6.1.3 or otherwise acceptable by Impco.

       6.1.4 Receipt by the Fiduciary Company from each Party, on behalf of the other Party, of a notarised copy, signed by each Party, of the Option Deeds in the form attached hereto as Annex 6.1.4.

6.2 Upon verification of the occurrence of all the foregoing events, the Fiduciary Company shall:

       6.2.1   Deliver the portion of the Purchase Price referred to in Section
               6.1.2 to the Sellers in accordance with their instructions.

       6.2.2 Record in its books Impco as beneficial owner of the Quota instead of the Sellers.

       6.2.3 Deliver to the relevant addressees the other documents received in accordance with Section 6.1 above.

       6.2.4 Sign the Pledge Agreement in relation to the Quota before a Notary Public.

       6.2.5 Deliver to Impco the copy of the Lock-Up Agreement signed by the Sellers and held in escrow by the Fiduciary Company pursuant to
               Section 2.1.5 above.

6.3 In the event that on the Execution Date Impco performs all the actions required of it pursuant to Section 6.1 above and the Sellers do not perform all the actions required of them, the Fiduciary Company shall, alternatively and at the discretion of Impco:

       6.3.1 Receive on behalf of the Sellers all the items delivered by Impco pursuant to Section 6.1 and keep them in escrow until full satisfaction by the Sellers of their obligations pursuant to
               Section 6.1;

       6.3.2 Deliver to Impco the Sale And Purchase Agreement, the Shareholders Agreement and the Option Deeds signed by the Sellers and kept in escrow by the Fiduciary Company pursuant to Section
               2.1 above;

               Record in its books Impco as beneficial owner of the Quota instead of the Sellers.

               Or

       6.3.4 Give written evidence to Impco of the failure by the Sellers to comply with their obligations hereunder;

               Return to Impco the items delivered by Impco pursuant to Section
               6.1 above; and

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       6.3.6   Continue to hold in escrow the Quota until receipt of a judgment from the competent arbitration court pursuant to the Option Agreement or until otherwise directed by Impco.

6.4 In the event that on the Execution Date the Sellers perform all the actions required of them pursuant to Section 6.1 above and Impco does not perform all the actions required of it, the Fiduciary Company shall, upon instructions of the Sellers:

       6.4.1 Give written evidence to the Sellers of the failure by Impco to comply with its obligations hereunder;

       6.4.2   Return to the Sellers the items delivered by them pursuant to
               Section 6.1 above; and

       6.4.3 Accept the instructions of the Sellers in relation to the Quota and the Lock-Up Impco Shares.

7. IRREVOCABLE INSTRUCTIONS IN RELATION TO THE PAYMENT OF THE DEFERRED PORTION OF THE PURCHASE PRICE

7.1 Pursuant to Section 3.2.4 of the Sale And Purchase Agreement, the Deferred Portion of the Purchase Price (equal to USD 7,000,000) is to be paid by Impco to the Sellers, by crediting the amount thereof to the Fiduciary Company in accordance with the Fiduciary Company's instructions, on or before 30 September 2003.

7.2    Upon receipt of such payment the Fiduciary Company shall:

       7.2.1   Give notice thereof to the Sellers.

       7.2.2 Receive from the Sellers copy of the notarial deed confirming the release of the Quota from the Pledge.

       7.2.3   Deliver the Deferred Portion of the Purchase Price to the
               Sellers.

       7.2.4   Accept the instructions of Impco in relation to the Quota.

7.3 In case that on any date following 30 September 2003 the Fiduciary Company (i) has not received from Impco the Deferred Portion of the Purchase Price; and (ii) has received from the Sellers notice of exercise of the Sellers Default Call Option One accompanied by deposit with the Fiduciary Company of the cash component of the price for exercise of such option, equal to USD 4,285,712 in cash and by instructions to release to Impco the securities component of the price for exercise of such option, equal to a number of the Lock-Up Impco Shares equivalent to USD 5,714,288 at the price per share equal to the higher between USD 4.33 and the average closing price during the period from 15 September to 30 September 2003; the Fiduciary Company shall:

       7.3.1   Give notice thereof to Impco.

       7.3.2 Record the Sellers as beneficial owners of the Quota in stead of Impco and accept the instructions of the Sellers as to the disposition of the Quota.

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       7.3.3   Deliver to Impco the price for the exercise of the Sellers
               Default Call Option One received from the Sellers.

       7.3.4 Accept the instructions of the Sellers as to the remaining Lock-Up Impco Shares.

       Whereupon these Irrevocable Instructions shall be deemed terminated and of no further effect whatsoever.

8.     IRREVOCABLE INSTRUCTIONS IN CASE OF CONFLICT BETWEEN THE PARTIES

8.1 The Parties hereby agree and acknowledge that these Irrevocable Instructions are granted to the Fiduciary Company by each Party also in the interest of the other Party and therefore shall remain irrevocable and unmodifiable notwithstanding any claim, action, exception or demand made by any of the Parties.

8.2 Notwithstanding the foregoing, the Parties agree that, should the Fiduciary Company, supported by independent legal advice, deem that in any future circumstance these Irrevocable Instructions do not provide adequate guidance as to any specific case and the Parties, upon request of the Fiduciary Company, were unable to provide joint clarification as to the proper conduct of the Fiduciary Company in such circumstances, the Fiduciary Company shall have the right to withhold implementation of the action on which it lacks adequate guidance until it receives joint instructions from the Parties or until the matter is solved by final award of the competent arbitration court pursuant to these Irrevocable Instructions or to the relevant agreement.

9.     RIGHTS OF THE FIDUCIARY COMPANY

9.1 Each Party hereby agrees, jointly and severally, to hold the Fiduciary Company fully harmless and indemnified from any loss, liability, claim, cost or expense that the Fiduciary Company may incur as a consequence of its discharging these Irrevocable Instructions in accordance with their terms.

9.2 At any time during the validity of these Irrevocable Instructions the Fiduciary Company shall have the right to terminate these Irrevocable Instructions with three-month prior written notice to both Parties, whereupon the Parties shall choose a new fiduciary company to act as a "Fiduciary Company" hereunder and the Fiduciary Company shall procure that the newly appointed fiduciary company is orderly entrusted with all rights and obligations accrued hereunder to the Fiduciary Company until the date of termination of these Irrevocable Instructions. In the event that the Parties do not agree on the choice of a new fiduciary company and give notice thereof to the Fiduciary Company within the date which is fifteen days prior to the effective date of the termination notice, the Fiduciary Company shall have the right to appoint such new fiduciary company (to be chosen among fiduciary companies belonging to primary Italian financial institutions) and entrust it with all rights and obligations accrued thereunder up to such date, whereupon the newly appointed fiduciary company shall be deemed the "Fiduciary Company" for all purposes hereunder.

9.3 The fees due to the Fiduciary Company for the discharge of these Irrevocable Instructions have been agreed to be in the amount set out in Annex 9.3 attached hereto and shall be

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       paid by Impco, together with documented out-of-pocket expenses, on the dates set out in said Annex.

10.    NOTICES

10.1 Any communication or notice in relation to these Irrevocable Instructions shall be effected in writing and in English language and delivered by registered letter with receipt by return mail and, if necessary, sent by telegram or fax in advance, and shall take effect from the date in which the registered letter in sent.

10.2 The aforesaid communications or notices shall have to be sent to the following addresses:

       10.2.1  If to Impco:

               IMPCO Technologies Inc., 16804, Gridley Place, Cerritos, Ca., U.S.A., Fax no. 0015629248069, attn. Bob Stemmler, with copy to Studio Grimaldi e Associati, via del Lauro 9 20121 Milano, Italy, attn. Roberto Cappelli, fax no. +390233355200;

       10.2.2  If to the Sellers collectively:

               Mariano Costamagna, c/o Studio Tibaldi Girando, via S. Margherita 8 Alba (CN) (Italy), fax no. +390173362307, with copy to Avv. Marco Di Toro, C.so Staff Uniti 62 10128 Torino (Italy), fax no. +39011530159;

       10.2.3  If to the Fiduciary Company:

               Cititrust S.p.A., Foro Buonaparte 16, Milano (Italy), fax no. +390286474-695, attn. Vincenzo Agosta.

10.3 It is understood that any communication sent to the above addresses shall be considered as received when effectively delivered to the relevant party. Any change of address shall only be valid if communicated in writing to the other parties.

11.    TERM

11.1 These Irrevocable Instruction may be terminated at any time by means of a letter of termination jointly signed by the Sellers and Impco.

12.    GOVERNING LAW AND JURISDICTION

12.1 These Irrevocable Instructions and all ancillary agreements shall be governed by and interpreted in accordance with the laws of the Republic of Italy.

       Any dispute in relation to the validity, interpretation, execution or performance of these Irrevocable Instructions shall be submitted to arbitration under the rules of the Amsterdam Chamber of Commerce by three arbitrators fluent in Italian and in English, one of which shall act as Chairman, appointed in accordance with the arbitration rules of the aforesaid Amsterdam Chamber of Commerce. The seat of arbitration shall be Amsterdam.

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IN WITNESS WHEREOF, the Parties have executed these Irrevocable Instructions in the place and as of the date first above written.

Impco Technologies Inc.                     Mariano Costamagna

/s/ [ILLEGIBLE]                             /s/ Mariano Costamagna
----------------------                      ---------------------------

                                            Pier Antonio Costamagna

                                            /s/ Pier Antonio Costamagna
                                            ---------------------------

Cititrust S.p.A.                            Bruna Giachino

/s/ [ILLEGIBLE]                             /s/ Bruna Giachino
----------------------                      ---------------------------

                                            Carla Borgogno

                                            /s/ Carla Borgogno
                                            ---------------------------

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